Exhibit 99.1

FMC Corporation

1735 Market Street
Philadelphia, PA 19103

215.299.6000 phone
215.299.5998 fax

News Release	www.fmc.com

For Release: Immediate

Media contact: Jim Fitzwater – 215.299.6633
Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces First Quarter 2008 Results

•	Record first quarter with double-digit sales and earnings increases in all operating segments

•	Earnings up 29 percent to $1.19 per diluted share before restructuring and other income and charges

•	Full year outlook raised to $3.90 to $4.10 per diluted share before restructuring and other income and charges

PHILADELPHIA, April 23, 2008 – FMC Corporation (NYSE: FMC) today reported net income of $93.9 million, or $1.23 per diluted share, in the first quarter of 2008, versus net income of $45.8 million, or $0.59 per diluted share, in the first quarter of 2007. Net income in the current quarter included restructuring and other income and charges of $2.7 million after-tax, or a gain of $0.04 per diluted share, versus restructuring and other income and charges of $25.9 million after-tax, or charges of $0.33 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.19 per diluted share in the current quarter, an increase of 29 percent versus $0.92 per diluted share in the first quarter of 2007. First quarter revenue of $750.2 million increased 11 percent versus $674.1 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said, “We had a record quarter with strong performance across all our businesses. Agricultural Products achieved sales gains in Asia, Europe and Latin America. Specialty Chemicals experienced strong commercial performance in BioPolymer and lithium specialties. Industrial Chemicals more than doubled earnings, driven by higher selling prices and volume growth across the segment. Our first quarter results were achieved despite the adverse pressure of higher raw material costs across all of our businesses.”

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Page 2 / FMC Corporation Announces First Quarter 2008 Results

Revenue in Agricultural Products of $277.5 million was 12 percent higher than the prior-year quarter. Sales gains driven by buoyant agrochemical market conditions were achieved in Asia, Europe and Latin America, particularly in Brazil. Segment earnings before interest and taxes (“segment earnings”) of $82.9 million were up 17 percent versus the year-ago quarter, as a result of the higher sales and continued global supply chain productivity improvements, which more than offset higher raw material costs.

Revenue in Specialty Chemicals was $183.7 million, an increase of 11 percent versus the prior-year quarter, due to higher selling prices and volume growth in BioPolymer and lithium specialties. Segment earnings of $39.5 million increased 11 percent versus the year-ago quarter, as a result of the higher sales. Continued manufacturing productivity improvements offset higher raw material costs.

Revenue in Industrial Chemicals was $290.4 million, an increase of 11 percent from the prior-year quarter, driven by higher selling prices across the segment, particularly in soda ash and phosphates, and volume growth. Segment earnings of $35.6 million increased 103 percent versus the year-ago quarter, as the higher sales and improved power market conditions in Spain more than offset higher raw material costs.

Corporate expense was $11.9 million, down from $13.1 million in the prior-year quarter. Interest expense, net, was $8.7 million as compared to $8.4 million in the year-ago quarter. On March 31, 2008, gross consolidated debt was $615.0 million, and debt, net of cash, was $544.6 million. For the quarter, depreciation and amortization was $31.0 million and capital expenditures were $32.6 million.

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Outlook

Regarding the outlook for balance of 2008, Walter said, “We expect another record year and have raised our outlook for 2008 with earnings before restructuring and other income and charges to $3.90 to $4.10 per diluted share. We look for continued earnings growth in Agricultural Products driven by higher sales and further supply chain productivity improvements. In Specialty Chemicals, we expect earnings growth to be realized through strong commercial performance in BioPolymer. Industrial Chemicals will continue to benefit from higher selling prices and volume growth across the segment. We plan to achieve these results despite facing higher raw material costs in all businesses. In 2008, we will once again derive significant benefit from our global footprint, the non-cyclical nature of our end-use markets and our limited exposure to rising petrochemical costs.”

Walter added, “For the second quarter of 2008, we anticipate continued strong performance across all segments with earnings before restructuring and other income and charges of $1.10 to $1.20 per diluted share.”

FMC will conduct its first quarter conference call and webcast at 11:00 a.m. ET on Thursday, April 24, 2008. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the Company will also provide supplemental information on the web including its 2008 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

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Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2007 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Revenue	$750.2	$674.1

Costs of sales and services	499.2	463.3
Selling, general and administrative expenses	83.7	77.4
Research and development expenses	21.8	23.2
In-process research and development	—	1.0
Restructuring and other charges (income)	(8.3)	24.3

Total costs and expenses	596.4	589.2

Income from operations	153.8	84.9

Equity in (earnings) loss of affiliates	(0.3)	(0.8)
Minority interests	2.9	1.9
Interest expense, net	8.7	8.4

Income from continuing operations before income taxes	142.5	75.4

Provision for income taxes	42.2	20.3

Income from continuing operations	100.3	55.1
Discontinued operations, net of income taxes	(6.4)	(9.3)

Net income	$93.9	$45.8

Basic earnings (loss) per common share:
Continuing operations	$1.35	$0.73
Discontinued operations	(0.09)	(0.13)

Basic earnings per common share	$1.26	$0.60

Average number of shares used in basic earnings per share computations	74.4	75.9

Diluted earnings (loss) per common share:
Continuing operations	$1.31	$0.70
Discontinued operations	(0.08)	(0.11)

Diluted earnings per common share	$1.23	$0.59

Average number of shares used in diluted earnings per share computations	76.6	78.2

Other Data:
Capital expenditures	$32.6	$20.4
Depreciation and amortization expense	$31.0	$34.5

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Revenue	$750.2	$674.1

Costs of sales and services	499.2	463.3
Selling, general and administrative expenses	83.7	77.4
Research and development expenses	21.8	23.2

Total costs and expenses	604.7	563.9

Income from operations	145.5	110.2

Equity in (earnings) loss of affiliates	(0.3)	(0.4)
Minority interests	2.9	1.9
Interest expense, net	8.7	8.4

Income from continuing operations before income taxes, excluding restructuring and other income and charges	134.2	100.3

Provision for income taxes	43.0	28.6

After-tax income from continuing operations, excluding restructuring and other income and charges *	$91.2	$71.7

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.23	$0.94

Average number of shares used in basic after-tax income per share computations	74.4	75.9

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.19	$0.92

Average number of shares used in diluted after-tax income per share computations	76.6	78.2

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

See attachment 3 of 6 for the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Net income (GAAP)	$93.9	$45.8
Discontinued operations, net of income taxes (a)	6.4	9.3
Restructuring and other (income) charges, net (b)	(8.3)	23.9
In-process research and development (c)	—	1.0
Tax effect of restructuring and other (income) charges and in-process research and development	(0.8)	(9.4)
Tax adjustments (d)	—	1.1

After-tax income from continuing operations, excluding restructuring and other income and charges (Non-GAAP)	$91.2	$71.7

Diluted earnings per common share (GAAP)	$1.23	$0.59
Discontinued operations per diluted share	0.08	0.11
Restructuring and other (income) charges, net per diluted share, before tax	(0.11)	0.31
In-process research and development per diluted share, before tax	—	0.01
Tax effect of restructuring and other (income) charges and in-process research and development	(0.01)	(0.12)
Tax adjustments per diluted share	—	0.02

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges (Non-GAAP)	$1.19	$0.92

Average number of shares used in diluted after-tax income from continuing operations per share computations	76.6	78.2

(a)	Discontinued operations for the three months ended March 31, 2008 and 2007 primarily includes provision for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b)	2008

Amounts for the three months ended March 31, 2008 include a net gain associated with the sale of our major research and development facility in Princeton, New Jersey ($29.6 million) and a gain associated with the sale of our sodium sulfate assets in Foret which is part of our Industrial Chemicals segment ($3.6 million). Primarily offsetting these gains were continued charges related to the closure of our Baltimore agricultural chemicals facility ($15.8 million), charges associated within continuing environmental as a Corporate charge ($4.9 million) and restructuring related severance charges in the Agricultural Products segment and Industrial Chemical segment ($1.9 million and $1.1 million, respectively).

2007

Amounts for the three months ended March 31, 2007 primarily included charges related to the settlement of all claims with Solutia and Astaris (now known as Siratsa) regarding our contribution of PPA technology to the Astaris joint venture in our Industrial Chemicals segment ($22.5 million).

In addition to the line item "Restructuring and other charges (income)" as presented in the condensed consolidated statements of operations and discussed in detail above, the line item in the above reconciliation for the three months ended March 31, 2007 included the following:

- A $0.4 million gain related to cash received from our Astaris joint venture whose assets were substantially sold in 2005. On the condensed consolidated statements of operations this gain was included in "Equity in (earnings) loss of affiliates" for the three months ended March 31, 2007.

(c)	Proprietary Fungicide Agreement

In the first quarter of 2007, our Agricultural Products segment acquired further rights from a third-party company to develop their proprietary fungicide. In acquiring those further rights, we paid an additional $1.0 million and have recorded this amount as a charges to “In-process research and development” in the condensed consolidated statement of operations for the three months ended March 31, 2007.

(d)	Tax adjustments for the three months ended March 31, 2007 were related to adjustments for prior year tax matters.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended March 31,
	2008	2007
Revenue

Agricultural Products	$277.5	$248.3
Specialty Chemicals	183.7	166.2
Industrial Chemicals	290.4	260.6
Eliminations	(1.4)	(1.0)

Total	$750.2	$674.1

Income from continuing operations before income taxes

Agricultural Products	$82.9	$70.8
Specialty Chemicals	39.5	35.6
Industrial Chemicals	35.6	17.5
Eliminations	(0.2)	(0.1)

Segment operating profit	157.8	123.8
Corporate	(11.9)	(13.1)
Other income (expense), net	(3.0)	(2.0)

Operating profit from continuing operations before items noted below:	142.9	108.7

Restructuring and other income (charges), net (a)	8.3	(23.9)
Interest expense, net	(8.7)	(8.4)
In-process research and development (b)	—	(1.0)

Income from continuing operations before income taxes	$142.5	$75.4

(a)	Amounts for the three months ended March 31, 2008 related to Agricultural Products ($17.8 million), Industrial Chemicals ($1.8 million - gain), Specialty Chemicals ($0.3 million) and Corporate ($24.6 million - gain). Amounts for the three months ended March 31, 2007 related to Industrial Chemicals ($23.3 million) and Corporate ($0.6 million).

See Note B to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

(b)	See Note C to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	March 31, 2008	December 31, 2007

Cash and cash equivalents	$70.4	$75.5
Trade receivables, net	759.0	599.7
Inventories	300.5	275.0
Other current assets	142.5	126.9
Deferred income taxes	138.0	117.0

Total current assets	1,410.4	1,194.1
Property, plant and equipment, net	920.2	934.7
Goodwill	193.5	180.2
Deferred income taxes	206.5	259.0
Other long - term assets	171.9	165.4

Total assets	$2,902.5	$2,733.4

Short - term debt	$54.4	$47.9
Current portion of long - term debt	77.7	77.7
Accounts payable, trade and other	333.5	327.4
Guarantees of vendor financing	27.9	29.7
Accrued pensions and other post-retirement benefits, current	10.6	10.6
Other current liabilities	277.1	258.1

Total current liabilities	781.2	751.4

Long-term debt	482.9	419.6
Long-term liabilities	488.3	498.1
Stockholders’ equity	1,150.1	1,064.3

Total liabilities and stockholders’ equity	$2,902.5	$2,733.4

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2008	2007
Cash provided (required) by operating activities	$(54.5)	$(52.3)

Cash (required) by operating activities of discontinued operations	(11.9)	(5.9)

Cash provided (required) by investing activities:
Capital expenditures	(32.6)	(20.4)
Other investing activities	77.2	4.7

	44.6	(15.7)

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	58.0	—
Increase (decrease) in short-term debt	6.7	36.0
Repayment of long-term debt	(7.4)	(51.4)
Distributions to minority partners	(5.7)	(4.5)
Dividends paid	(7.9)	(6.9)
Repurchases of common stock	(31.6)	(22.1)
Issuances of common stock, net	4.4	5.8

	16.5	(43.1)

Effect of exchange rate changes on cash	0.2	0.7

Increase (decrease) in cash and cash equivalents	(5.1)	(116.3)

Cash and cash equivalents, beginning of year	75.5	165.5

Cash and cash equivalents, end of period	$70.4	$49.2